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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
YUM! BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

March 26, 2004

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2004 Annual Meeting of Shareholders of YUM! Brands, Inc. The meeting will be held on Thursday, May 20, 2004, at 9:00 a.m., local time, in the Yum! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

At this meeting, you will be asked to:

  (1)
  Elect three directors;

  (2)
  Approve the proposal to approve the Company's Executive Incentive Compensation Plan;

  (3)
  Ratify the Board's selection of independent auditors to audit our financial statements for 2004;

  (4)
  Vote on five shareholder proposals described in the attached Proxy Statement, if properly presented at the meeting; and

  (5)
  Transact any other business properly brought before the meeting.

The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. You may also read the notice and proxy statement on our web page at www.yum.com/investors/proxy.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. We also offer shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the proxy statement and the enclosed proxy card for details about electronic voting options. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

An admission ticket is attached to the accompanying proxy card. Please retain it and bring it with you if you plan to attend the meeting.

Sincerely,

David C. Novak
Chairman of the Board and Chief Executive Officer

YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 20, 2004
Place:	Yum! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213
Items of Business:	(1)	To elect three directors to serve until the 2007 Annual Meeting and until their successors are elected and qualified.
	(2)	To approve the proposal to approve the Company's Executive Incentive Compensation Plan.
	(3)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 25, 2004.
	(4)	To consider and vote on five shareholder proposals described in the attached proxy statement, if properly presented at the meeting.
	(5)	To transact such other business as may properly come before the meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 22, 2004.
Annual Report:	A copy of our 2003 Annual Report is enclosed.
Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about March 26, 2004.
By Order of the Board of Directors

Christian L. Campbell Secretary

YOUR VOTE IS IMPORTANT

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Shareholders also have the option of voting electronically through the internet or by telephone. Please read the accompanying proxy statement and the voting instructions printed on your proxy card for details about electronic voting procedures. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

YUM! BRANDS, INC.
1441 Gardiner Lane
Louisville, Kentucky 40213

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 20, 2004

        The Board of Directors (the "Board of Directors" or the "Board") of YUM! Brands, Inc., a North Carolina corporation ("Yum" or the "Company"), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Savings Time), on Thursday, May 20, 2004, in the Yum! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and most highly paid executive officers.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, shareholders will vote upon several important Company matters. In addition, our management will report on the Company's performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. As a shareholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement.

Who may attend the annual meeting?

        All shareholders of record as of March 22, 2004, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. The admission ticket attached to the enclosed proxy card is required for admission to the meeting.

        Please note that if you hold shares in a "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of March 22, 2004 and check in at the registration desk at the meeting.

What am I voting on?

        You will be voting on the following eight items of business at the annual meeting:

  •
  The election of three directors to serve until the 2007 Annual Meeting and until their successors are elected and qualified;

  •
  The approval of the proposal to amend the Company's Executive Incentive Compensation Plan;

  •
  The ratification of KPMG LLP as our independent auditors for the fiscal year ending December 25, 2004;

  •
  The consideration of a shareholder proposal relating to smoke free facilities;

  •
  The consideration of a shareholder proposal relating to the preparation of a sustainability report;

  •
  The consideration of a shareholder proposal relating to the MacBride Principles;

  •
  The consideration of a shareholder proposal relating to preparation of a genetically engineered food report; and

  •
  The consideration of a shareholder proposal relating to an animal welfare standards report.

        We will also consider other business that properly comes before the meeting.

Who may vote?

        You may vote if you owned Yum common stock as of the close of business on the record date, March 22, 2004. Each share of Yum common stock is entitled to one vote. As of March 22, 2004, Yum had 290,004,610 shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares "FOR" each of the nominees named in this proxy statement for election to the Board, "FOR" the proposal to amend the Company's Executive Incentive Compensation Plan, "FOR" the ratification of KPMG LLP as our independent auditors and "AGAINST" the shareholder proposals.

How do I vote before the meeting?

        You have three voting options:

  •
  Through the Internet, which we encourage if you have Internet access, at the address shown below;

  •
  By telephone through the toll-free number shown below; or

  •
  By mail by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement.

        Please note that if you elect to vote through the Internet or by telephone, do not mail back your proxy card. Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

        If you choose to vote through the Internet, you will be responsible for any costs associated with electronic access, such as usage charges from internet service providers and telephone companies.

        If you are a participant in the Direct Stock Purchase Plan, shares of Yum common stock held in your account may be voted by returning the proxy card. The administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from participants.

        If you are a participant in Yum's 401(k) Plan, you may use the proxy card to direct the trustee of the 401(k) Plan to vote shares of Yum common stock you beneficially own under the 401(k) Plan. In accordance with the 401(k) Plan terms, if your proxy card for 401(k) Plan shares is not returned, those shares will not be voted.

        For Shares Registered Directly in the Name of the Shareholder.    Shareholders with shares registered directly in their name in the Company's stock records maintained by our transfer agent, American Stock Transfer and Trust Company, may vote their shares:

  •
  by submitting their proxy through the internet at the following address on the World Wide Web: www.proxyvote.com;

  •
  by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(631) 254-1836; or

  •
  by mailing their signed proxy card.

        Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted through the internet or by telephone through ADP Investor Communication Services as described above must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 19, 2004.

        For Shares Registered in the Name of a Brokerage Firm or Bank.    Shareholders who hold shares in street name may vote by mail by completing, signing and returning the voting instruction form provided by their brokerage firms, banks or other nominees. In addition to voting by mail, a number of brokerage firms and banks are participating in a program provided through ADP that offers telephone and internet voting options (as well as the option to receive future shareholder communications including proxy materials through the internet and not through the mail). If your shares are held in an account with a brokerage firm or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com). Votes submitted through the internet or by telephone through the ADP Investor Communication Services program must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 19, 2004.

May I vote confidentially?

        Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission ("SEC"). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

Can I vote at the meeting?

        Shares registered directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

        You may change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy card with a later date and returning it to us prior to the meeting;

  •
  voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Savings Time, on May 19, 2004;

  •
  giving written notice to the Secretary of the Company; or

  •
  voting again at the meeting.

        Your attendance at the meeting will not have the effect of revoking a proxy unless you notify our corporate secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

        Representatives of American Stock Transfer and Trust Company will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

        If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

  •
  FOR the election of each of the nominees for director named in this proxy statement;

  •
  FOR approval of the proposal to amend the Company's Executive Incentive Compensation Plan;

  •
  FOR the ratification of KPMG LLP as our independent auditors for the fiscal year 2004; and

  •
  AGAINST the shareholder proposals.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, which may be reached at 1 (888) 439-4986.

Will my shares be voted if I do not provide my proxy?

        Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

        The election of directors, the proposal to approve the Executive Incentive Compensation Plan and the proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2004 are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

How can I attend the meeting?

        The annual meeting is open to all holders of Yum common stock as of the close of business on March 22, 2004, or their duly appointed proxies. You will need an admission ticket or proof of ownership of Yum's common stock to enter the meeting. If you are a registered owner, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Yum shareholder. Admittance to the annual meeting will be based upon availability of seating. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE

IDENTIFICATION AND EITHER AN ADMISSION CARD OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

May shareholders ask questions?

        Yes. Representatives of the Company will answer shareholders' questions of general interest following the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

        Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the outstanding shares of Yum common stock, as of March 22, 2004, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

        The three nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality. You may vote "FOR" all of the nominees or you may "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees, or for all nominees. Unless you mark "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees or for all nominees, your proxy will be voted FOR each of the director nominees named in this proxy statement.

How many votes are needed to approve the other proposals?

        Each of the Company's proposals and the shareholder proposals will be considered separately. The ratification of KPMG LLP as our independent auditors, the request to approve the Executive Incentive Compensation Plan and each shareholder proposal must receive the "FOR" vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. For each of these items, you may vote "FOR", "AGAINST" OR "ABSTAIN". Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the meeting.

What if other matters are presented for consideration at the annual meeting?

        As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

GOVERNANCE OF THE COMPANY

        The business and affairs of Yum are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board's responsibilities to shareholders. The Board believes that its practices align management and shareholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

        Our Board of Directors presently consists of 12 directors and is divided into three classes. Each class is elected for a three-year term. The Board of Directors currently consists of four Class I directors whose terms expire at this Annual Meeting, four Class II directors whose terms expire at the 2005 Annual Meeting, and four Class III directors whose terms expire at the 2006 Annual Meeting. Sidney Kohl will retire from the Board as of the Annual Meeting and the Board will then be reduced to 11 directors and the Class I directors will be reduced to three directors. The Board intends to submit for approval by the Company's shareholder at the 2005 Annual Meeting an amendment to the Company's Restated Articles of Incorporation that would declassify the Board by providing for each of the Company's directors to be elected annually.

        As discussed in more detail later in this section, the Board has determined that 8 of our 11 continuing directors are independent under the rules of the New York Stock Exchange ("NYSE").

How often did the board meet in fiscal 2003?

        The Board of Directors met seven times during fiscal 2003. Each director attended at least 75% of the meetings of the Board and the committees of which he or she was a member (held during the period he or she served as a director), except for Mr. Ferragamo who attended 67% of these meetings and Mr. Pearson who attended 71% of these meetings. Mr. Grissom and Ms. Hill joined the Board in 2003. Two directors attended the Company's annual shareholders meeting in 2003. The other directors attended Board committee meetings during the 2003 annual meeting. In 2004, the Board has determined that it will again schedule committee meetings during the Annual Meeting.

What are the committees of the board?

        The Board of Directors has standing Audit, Compensation, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2003

Audit: J. David Grissom, Chair James Dimon Bonnie Hill [joined Committee in January, 2004] Robert Holland, Jr. Sidney Kohl* Jackie Trujillo** *not standing for re-election **Mrs. Trujillo left the Committee in March 2004	• • • • • • • •	Possesses sole authority regarding the selection and retention of independent auditors
Reviews and has oversight over the Company's internal audit function
Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors
Reviews the independence, qualification and performance of the independent auditors
Reviews the adequacy of the Company's internal systems of accounting and financial control
Reviews the annual audited financial statements and results of the audit with management and the independent auditors
Reviews the Company's accounting and financial reporting principles and practices including any significant changes
	Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company's Worldwide Code of Conduct and Policy on Conflict of Interest	14

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Grissom, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Grissom has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

Name of Committee and Members		Functions of the Committee	Number of Meetings in Fiscal 2003

Compensation: Robert J. Ulrich, Chair Massimo Ferragamo Kenneth G. Langone Thomas M. Ryan	• • • •	Oversees the Company's executive compensation plans and programs and reviews and recommends changes to these plans and programs Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee Reviews and approves the compensation of the chief executive officer and other senior executive officers Reviews management succession planning	4

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934.

Nominating and Governance: Kenneth G. Langone, Chair James Dimon Sidney Kohl* Robert Holland Thomas M. Ryan *not standing for re-election	• • • • •	Identifies and proposes to the Board suitable candidates for Board members Advises Board on matters of corporate governance Reviews and reassesses from time to time the adequacy of the Company's Corporate Governance Guidelines Receives comments from all directors and reports annually to the Board with assessment of the Board's performance Prepares and supervises the Board's annual review of director independence	2

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Executive/Finance: David C. Novak, Chair James Dimon J. David Grissom Kenneth G. Langone Robert J. Ulrich	•	Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	—

How are directors compensated?

        Employee directors do not receive additional compensation for serving on the Board of Directors. Each director who is not an employee of Yum receives an annual stock grant retainer with a fair market value of $85,000 and an annual grant of vested options to buy $60,000 worth of Yum common stock at a price equal to its fair market value on the date of grant. Directors may elect to receive up to one-half of their stock retainer in cash. Non-employee directors, except for Mr. Pearson, also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals may not be made for less than one year. We also pay the premiums on directors' and officers' liability and business travel accident insurance policies. Beginning in November 2003 and in recognition of the added duties of these chairs, the Chairperson of the

Audit Committee receives an additional $15,000 stock retainer annually and the Chairperson of the Compensation Committee receives an additional $5,000 stock retainer annually.

        Andrall E. Pearson became Founding Chairman and retired as an employee of Yum on January 1, 2001. As Founding Chairman, Mr. Pearson was asked by the Board to continue contributing in several strategic areas. In recognition for this contribution, as well as for his past contribution, we provided Mr. Pearson with the following through May 2003: $300,000 annual retainer (prorated in 2003), secretarial support, and use of the corporate jet for business and personal travel (or reimbursement for a leased jet). Effective June 1, 2003, he is paid the same annual stock grant retainer and receives the same annual grant of vested options as other non-employee directors. He also receives secretarial support and use of the corporate jet for business purposes (or reimbursement for a leased jet).

How much Yum stock do the directors own?

        Stock ownership information for each director nominee and continuing director is shown in the table on page 34.

How does the Board determine which directors are considered independent?

        The Company's Corporate Governance Principles, adopted by the Board, meet or exceed the new listing standards adopted in 2003 by the NYSE. The full text of the Principles can be found on the Company's website (www.yum.com/investors/governance). A copy may also be obtained upon request from the Company's Corporate Secretary.

        Pursuant to the Principles, the Board undertook its annual review of director independence in January 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the rules of the NYSE, with the exception of David Novak, Andrall Pearson and Jackie Trujillo. Mr. Novak is not considered an independent director because of his employment as Chairman and Chief Executive Officer of the Company. Mr. Pearson is our former Chairman of the Company. The Board determined that the fact that he received additional director compensation for additional services he performed for the Company, including mentoring executives and key talent and advising management in the annual planning process, caused Mr. Pearson to be non-independent. Mrs. Trujillo is considered a non-independent outside director because the Board determined that, under the NYSE independence standards, Mrs. Trujillo has a material relationship with Yum by virtue of her employment as Chairman of Harman Management Corporation, one of Yum's largest franchisees. We provide additional information regarding royalties and other amounts paid by Harman Management Corporation to Yum at page 10.

        In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Grissom, Ferragamo, Holland, Kohl and Langone and Ms. Hill had no other relationship with the Company other than their relationship as director. The Board did note that the companies that employ Messrs. Dimon, Ryan and Ulrich had business relationships with the Company; however, the Board determined that these relationships were not material to the director or their companies.

        Mr. Dimon is Chairman and Chief Executive Officer of Bank One Corporation, a national bank that provides traditional banking services to Yum. Yum's banking relationship with Bank One generated in 2003 annual fees to Bank One of about $800,000 and annual interest payments of about $100,000. These amounts are not expected to change materially in 2004. The Board has determined that these fees and payments do not create a material relationship between Yum and Mr. Dimon or Yum and Bank One, as they represent less than 1/10 of 1% of Bank One's revenues. Bank One Corporation has announced that J.P. Morgan Chase and Co. and Bank One will merge later this year. The merged company will be known as J.P. Moran Chase and Co. ("J. P. Morgan"). After the merger, the Board will evaluate whether Mr. Dimon or J.P Morgan has a material relationship with the Company. At this point, the Board has reviewed the Company's banking relationship with J.P. Morgan Chase and has determined that the Company's current banking relationship with J.P. Morgan Chase after the merger will not create a material relationship between Yum and Mr. Dimon or Yum and J.P. Morgan.

        Mr. Ryan is Chairman and Chief Executive Officer of CVS. Yum, through its subsidiary, KFC Realty Properties Inc., leases one piece of real estate from CVS. Annual lease payments made to CVS equal approximately $100,000 and are not expected to increase significantly. The Board determined that these payments do not create a material relationship between Mr. Ryan and Yum or between CVS and Yum as they represent less than 1/10 of 1% of CVS's revenues.

        Mr. Ulrich is the Chairman and Chief Executive Officer of Target Corporation. Yum receives, through its Pizza Hut and Taco Bell affiliates, annual royalty payments from Target Corporation of approximately $4 million. The Board determined that these payments do not create a material relationship between Yum and Mr. Ulrich or Yum and Target as the payments represent less than 1/10 of 1% of Target's revenues. These payments are expected to increase in 2004 but are not expected to impact the independence determination.

Are there any other material business relationships with entities associated with our directors?

        During fiscal 2003, affiliates of Harman Management Corporation ("Harman"), as KFC franchisees, paid royalties of approximately $11,400,000 and contingent store opening fees of approximately $295,000 to KFC Corporation, a subsidiary of Yum. The store opening fees are held in escrow and may be returned to Harman if the related new restaurant units are not opened within 18 months of payment. Harman also purchased 12 KFC store units for $11,200,000 and took over three development sites from KFC, reimbursing KFC for approximately $1,050,000 for costs incurred. In addition, Harman has agreed to purchase a new store unit under construction from KFC for $1,200,000 during the first quarter of 2004. Affiliates of Harman Management Corporation ("Harman"), as Taco Bell franchisees and licensees, also paid royalties of approximately $1,270,000 and contingent store opening fees of approximately $215,000 to Taco Bell Corporation, a subsidiary of Yum. The store opening fees are held in escrow and may be returned to Harman if the related new restaurant units are not opened. Jackie Trujillo, Chairman of the Board of Harman, is a director of Yum. Jackie Trujillo, Chairman of the Board of Harman, is a director of Yum.

How does the Board select nominees for the Board?

        The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee's charter provides that it may retain a third-party executive search firm to identify candidates from time to time. (Currently, the Committee has not retained a search firm.)

        The Committee's assessment of a proposed candidate will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, it is expected that each committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

        For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify Yum's Corporate Secretary. To make a director nomination at the 2005 Annual Meeting, a shareholder must notify Yum's Secretary no later than February 21, 2005. Notices should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. In either case, the notice must meet all of the requirements contained in our Bylaws.

How do shareholders communicate with the Board?

        Shareholders and other parties interested in communicating directly with the non-management directors as a group or the Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. Effective January 27, 2004, the Nominating and Governance Committee of the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (except we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors review upon their request) and a summary of all such correspondence. The designated director of Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Audit Committee Chairperson and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

What are the Company's Policies on Reporting of Concerns Regarding Accounting?

        The Audit Committee has established policies on reporting of concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Christian Campbell. If any person believes that he or she should communicate with our Audit Committee Chair, J. David Grissom, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. In addition, a person, who has such a concern about the conduct of the Company or any of our employees, may discuss that concern on a confidential and anonymous basis, by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at www.yum.com/investors/governance.

What are the Company's Governance Policies and Ethical Guidelines?

  •
  Board Committee Charters. The Audit, Compensation and Nominating and Governance Committees of the Yum Board of Directors operate pursuant to written charters. The Board has recently revised the charters of the Compensation and Nominating and Governance Committees, among other things, to reflect certain current best practices in corporate governance. Each committee charter has also been revised to incorporate certain changes required under the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, as well as changes required by the NYSE. Each charter is available on the Company's website at www.yum.com/investors/governance and is available in print to any shareholder who requests it.

  •
  Corporate Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles, which were adopted in November of 2001 and recently updated to reflect certain best practices and requirements of the NYSE. These guidelines are available on the Company's website at www.yum.com/investors/governance.

  •
  Code of Ethics. Yum's Worldwide Code of Conduct was adopted in 1997 when the Company was formed to emphasize the Company's commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Conduct applies to the Board of Directors and the principal executive officer, the principal financial officer and the principal accounting officer, as well as all employees of the Company. Every year our directors and the senior most employees in the Company are required to complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company's website at www.yum.com/investors/governance. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

      In addition, Yum has established a Supplier Code of Conduct which requires our U.S. suppliers to abide by all applicable laws, codes and regulations and states Yum's expectation that suppliers will conform their practices to published standards for their industry. Our Supplier Code of Conduct is described on the Company website at www.yum.com/community/codeofconduct.

What other Significant Board Practices does the Company have?

  •
  Private Executive Sessions. Our non-management directors meet at regularly scheduled executive sessions on a bi-monthly basis. These executive sessions are attended only by the non-management directors and in 2003 were presided over by Sidney Kohl. Beginning in 2004, the presiding director for these meetings will be the Chairperson of each of the Audit, Compensation and Nominating and Governance Committees, who will rotate as presiding director at each executive session on a calendar year basis beginning with the Audit Committee Chairperson in 2004 and followed by the Compensation Committee Chairperson in 2005 and then the Nominating and Governance Committee Chairperson in 2006.

  •
  Advance Materials. Information and data important to the directors' understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

  •
  Board and Committees' Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board's contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Compensation and Nominating and Governance Committees also each conduct similar annual self-evaluations.

What access do the Board and Board committees have to Management and to Outside Advisors?

  •
  Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

  •
  Access to Outside Advisers. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Compensation Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

Does the Company require stock ownership by directors?

        Yum directors receive a significant portion of their annual compensation in stock. The Company believes that the increased emphasis on the equity component of director compensation serves to further align the directors with the interests of our shareholders. Non-management directors are expected to hold a meaningful number of shares of Company common stock and are expected to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board.

Does the Company have stock ownership guidelines for Executives and Senior Management?

        The Compensation Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed at page 42. The Company has maintained an ownership culture among its executive and senior managers since its formation. All executive officers, and substantially all members of senior management, hold stock well in excess of the guidelines.

ITEM 1: ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Who are this year's nominees?

        The Board of Directors has nominated each of the following individuals for election at the annual meeting:

  •
  Robert Holland, Jr.;

  •
  David C. Novak; and

  •
  Jackie Trujillo.

        If elected, we expect that Messrs. Holland and Novak and Ms. Trujillo will serve as Class I Directors and hold office until the 2007 annual meeting of shareholders and until their respective successors have been elected and qualified. Messrs. Holland and Novak and Ms. Trujillo are standing for reelection.

        Biographical information about each of the nominees, including their present occupations and business experience, follows. The Board recommends that you vote FOR the election of these nominees.

Robert Holland, Jr. Age 63 Director since 1997 Former Owner and Chief Executive Officer, WorkPlace Integrators	Robert Holland, Jr. maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Prior to this, he was Chief Executive Officer of WorkPlace Integrators, Michigan's largest Steelcase office furniture dealer, from June 1997 until April 2001. From 1995 to 1996, he was President and Chief Executive Officer of Ben & Jerry's Homemade, Inc. From 1981 to 1984 and from 1991 to 1995, Mr. Holland served as Chairman and Chief Executive Officer of Rokher-J, Inc., which participates in business development projects and provides strategy development assistance to senior management of major corporations. Mr. Holland is also a director of MONY Group Inc., Carver Federal Bank, Lexmark International, Inc. and Neptune Orient Lines Limited.
David C. Novak Age 51 Director since 1997 Chairman of the Board, Chief Executive Officer and President, Yum
David C. Novak became Chairman of the Board in January 2001, and Chief Executive Officer of Yum in January 2000. He also serves as President of Yum, a position he has held since October 1997. In addition, Mr. Novak served as Vice Chairman of Yum from October 1997 until December 2000. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of Yum. Mr. Novak joined Pizza Hut in 1986 as Senior Vice President, Marketing. In 1990, he became Executive Vice President, Marketing and National Sales, for Pepsi-Cola Company. In 1992 he became Chief Operating Officer, Pepsi-Cola North America, and in 1994 he became President and Chief Executive Officer of KFC North America. He is a director of Bank One Corporation.

Jackie Trujillo Age 68 Director since 1997 Chairman of the Board, Harman Management Corporation
Jackie Trujillo has been Chairman of the Board of Harman Management Corporation, one of KFC's largest franchisees, since 1995. She joined the Harman Management Corporation organization in 1953 and held various positions, becoming Executive Vice President of Operations in 1983, with responsibility for operations of its restaurants in Utah, Colorado, Washington and Northern California. From 1987 to 1995, she served as Executive Vice Chairman of Harman Management Corporation.

What if a nominee is unwilling or unable to serve?

        That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

        A plurality of the votes cast at the annual meeting is required for the election of directors. This means that the three nominees receiving the highest number of votes cast at the meeting will be elected.

Who are the other directors?

        The other directors of the Company whose terms of office continue after this annual meeting are listed below. Each of these directors will serve until the annual meeting of shareholders in the year indicated and until their respective successors have been elected and qualified.

Class II Directors—Terms Expiring in 2005
James Dimon Age 48 Director since 1997 Chairman and Chief Executive Officer, Bank One Corporation
James Dimon is the Chairman and Chief Executive Officer of Bank One Corporation, a position he has held since March 2000. From November 1998 until he assumed his position with Bank One, he was a private investor. Prior to that he served as President of Citigroup Inc., having held that position during October and November 1998 following the merger of Travelers Group Inc. and Citicorp. From September 1991 until October 1998, he was a director of Travelers Group Inc. From November 1993 to October 1998, he was President and Chief Operating Officer of Travelers Group Inc., as well as serving in several other executive positions with Travelers' subsidiaries Smith Barney, Inc. and Salomon Barney, Inc. during that period. Mr. Dimon is a trustee of Mount Sinai New York University Medical Center, a director of the Center for Addiction and Substance Abuse, United Negro College Fund and the University of Chicago. Mr. Dimon has informed the Board of Directors that he will not stand for re-election to the Board in 2005 when his current term expires.
Massimo Ferragamo Age 46 Director since 1997 President and Vice Chairman of Ferragamo USA, Inc.
Massimo Ferragamo is Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. Mr. Ferragamo is also a director of Mayors Jewelers, Inc.

Thomas M. Ryan Age 51 Director since 2002 Chairman, President and Chief Executive Officer, CVS Corporation and CVS Pharmacy, Inc.
Thomas M. Ryan is Chairman, Chief Executive Officer and President of CVS Corporation. He became Chairman of CVS in April 1999 and Chief Executive Officer and President in May 1998. From 1994 to present, Mr. Ryan also served as Chief Executive Officer and President of CVS Pharmacy, Inc. Mr. Ryan is a director of FleetBoston Financial Corporation and Reebok International Ltd.
Robert J. Ulrich Age 60 Director since 1997 Chairman and Chief Executive Officer, Target Corporation and Target Stores
Robert J. Ulrich is Chairman and Chief Executive Officer of Target Corporation and Target Stores. He became Chairman and Chief Executive Officer of Target Stores in 1987 and assumed his additional present position with Target Corporation in 1994.
Class III Directors—Terms Expiring In 2006
J. David Grissom Age 65 Director since January 2003 Chairman, Mayfair Capital
J. David Grissom is Chairman of Mayfair Capital, Inc., a private investment firm formed by Mr. Grissom in 1989. In addition, Mr. Grissom has been Chairman of The Glenview Trust Company, a private trust and investment management company, since 2001. He is also a director of Churchill Downs Incorporated and Providian Financial Corporation, and Chairman of the Board of Trustees of Centre College.
Bonnie G. Hill Age 62 Director since March 2003 Chairman, B. Hill Enterprises LLC
Bonnie G. Hill is President of B. Hill Enterprises LLC, a consulting company. She has held this position since July 2001. She is also Chief Operating Officer of Icon Blue, Inc., a brand operating company. She served as President and Chief Executive Officer of Times Mirror Foundation, a charitable foundation affiliated with the Tribune Company from 1997 to 2001 and Senior Vice President, Communications and Public Affairs, of the Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill currently serves as a director of AK Steel Holding Corporation, Albertson's Inc., Hershey Foods Corporation, The Home Depot, Inc., and California Water Service Group. She also serves on the boards of many charitable organizations.
Kenneth G. Langone Age 67 Director since 1997 Founder, Chairman of the Board, Chief Executive Officer and President, Invemed Associates, LLC
Kenneth G. Langone is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage. He is a founder of Home Depot, Inc. and has been a director since 1978. He is also a director of ChoicePoint, Inc., General Electric Co., and Unifi, Inc.

Andrall E. Pearson Age 77 Director since 1997 Founding Chairman, Yum
Andrall E. Pearson became Founding Chairman of Yum effective January 1, 2001. From August 15, 1997 to December 31, 2000, he served as Chairman of the Board of Yum, and he previously served as Chief Executive Officer of the Company from October 21, 1997 to January 1, 2000. Mr. Pearson served as an operating partner of Clayton, Dubilier & Rice, a leveraged buy-out firm, from 1993 to 1997. He was President and Chief Operating Officer of PepsiCo, Inc. from 1971 through 1984 and served on PepsiCo's Board of Directors for 26 years, retiring in April 1996. From 1985 to 1993 he was a tenured professor at Harvard Business School. Mr. Pearson is a director of Citigroup Inc. He is also a trustee of the New York University Medical School.

ITEM 2: APPROVAL OF THE PROPOSAL TO APPROVE
THE COMPANY'S EXECUTIVE INCENTIVE COMPENSATION PLAN
(Item 2 on the Proxy Card)

        Introduction.    The Board of Directors recommends that stockholders approve the Yum! Brands, Inc. Executive Incentive Compensation Plan (the "Incentive Plan"). The prior version of the plan was approved by shareholders on May 20, 1999. If the Incentive Plan is re-approved by stockholders, incentive payments made under the Plan for 2005 through 2009 will qualify as "performance-based compensation" that is exempt from the $1 million deduction limit (as described below) imposed by Section 162(m) of the Internal Revenue Code ("Code"). A summary of the material provisions of the Incentive Plan is set forth below and is qualified in its entirety by reference to the Incentive Plan as set forth in Exhibit A hereto. If the Incentive Plan is not so approved, it will be cancelled. This Plan is substantially similar to the plan approved by the shareholders in 1999 except that the maximum award amount is increased as described below in the "Payment" discussion.

        Purpose.    The purpose of the Incentive Plan is to promote the interests of the Company and its stockholders by (i) motivating executives, by means of performance-related incentives, to achieve financial goals; (ii) attracting and retaining executives of outstanding ability; (iii) strengthening the Company's capability to develop, maintain and direct a competent executive staff; (iv) providing annual incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling executives to participate in the growth and financial success of the Company.

        Eligibility And Grant Of Awards.    Under the Incentive Plan, the Committee (defined below) may grant cash incentives ("Awards") to those employees of the Company or its subsidiaries designated by the Committee who are Executive Officers or who otherwise are members of senior management of the Company ("Eligible Employees"). The recipient of an Award (a "Participant") will become entitled to a cash payment if certain performance goals (described below) for the Performance Period, as established by the Committee, are satisfied. For the Award, the amount of the cash payment is to be based on the extent to which the performance goals are achieved. At the time an Award is granted to a Participant, the Committee shall establish, with respect to the Award, (i) a target amount, expressed as a percentage of the Participant's base salary for such Performance Period; (ii) the performance goal(s) for the Performance Period with respect to the Award; (iii) the payments to be made with respect to various levels of achievement of the performance goal(s) for the Performance Period; and (iv) whether the Award is intended to satisfy the requirements for performance-based compensation (as described below).

        Performance-Based Compensation.    A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. The Committee may designate any Award under the Plan as intended to be "performance-based compensation." Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as require by Section 162(m). The performance goals that the Committee may establish with respect to the grant of any Award will be based on any one or more of the following Company, subsidiary, line of business, operating unit, or division performance measures: cash flow, earnings per share, return on operating assets, return on equity, operating profit, net income, revenue growth, shareholder return, market value added, restaurant development, customer satisfaction or economic value added. To satisfy the requirements that apply to performance-based compensation, these goals must be approved by the Company's stockholders, and approval of the Plan will also constitute approval of the foregoing goals.

        Payments.    A Participant's eligibility for payment with respect to an Award for a Performance Period shall be determined by the Committee. Prior to the payment with respect to any Award designated as intended to satisfy the requirements for performance-based compensation, the Committee shall certify the attainment of the performance goal(s) and any other material terms. The Committee may adjust such

Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period. The Committee shall have the discretion to adjust performance goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that, to the extent required by the requirements applicable to performance-based compensation, any Award designated as intended to satisfy the requirements for performance-based compensation may not be adjusted to increase the value of such Award. Except as otherwise provided by the Committee, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase such Awards. In no event will a Participant become eligible for payment for an Award for any calendar year in excess of $6,000,000.

        Withholding Taxes.    The Company shall have the right to deduct from all payments under the Incentive Plan any taxes required to be withheld with respect to such payments.

        Change In Control.    In the event of a change in control of the Company, as defined in the Incentive Plan, the Performance Period will be deemed to have concluded on the date of the change of control and each Participant will receive a pro rata amount (based on the number of days in such Performance Period elapsed through the date of the change of control) equal to the greater of the Participant's target amount or the amount the Participant would have earned for the Performance Period assuming continued achievement of the relevant performance goals at the rate achieved as of the date of the change of control.

        Administration.    The Incentive Plan is administered by a committee (the "Committee") selected by the Board and consisting solely of two or more non-employee members of the Board. The Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of payment with respect to the Awards, to establish the terms, conditions, performance goals, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. The Committee will have the authority and discretion to interpret the Incentive Plan, to establish, amend, and rescind any rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any Award made pursuant to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan. Any interpretation of the Incentive Plan by the Committee and any decision made by it under the Incentive Plan is final and binding on all persons. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Until action to the contrary is taken by the Committee, the Committee's authority with respect to matters concerning Participants below the Executive Officer level is delegated to the Chief Executive Officer or the Chief People Officer of the Company.

        Amendment Or Termination.    The Board may, at any time, amend or terminate the Incentive Plan, provided that no amendment or termination may, in the absence of consent to the change by the affected Participant, adversely affect the rights of any Participant or beneficiary under any Award granted under the Incentive Plan prior to the date such amendment is adopted by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
YUM! BRANDS, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN
INCLUDING THE PERFORMANCE GOALS FOR THE PLAN.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS
(Item 3 on the Proxy Card)

What am I voting on?

        A proposal to ratify the selection of KPMG LLP ("KPMG") as our independent auditors for fiscal year 2004. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2003, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

        Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What fees did we pay to KPMG for audit and other services for fiscal years 2003 and 2002?

        The following table presents fees for professional services rendered by KPMG for the audit of the Company's annual financial statements for 2003 and 2002, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2003 and 2002.

	2003	2002
Audit fees (1)	$3,400,000	$3,100,000
Audit-related fees (2)	500,000	500,000

Audit and audit-related fees	3,900,000	3,600,000
Tax fees (3)	2,100,000	3,200,000
All other fees	—	—

Total fees	$6,000,000	$6,800,000

(1)
Audit fees for 2003 and 2002 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company's quarterly reports, and statutory audits. Additionally, audit fees for 2002 include fees for reviews of registration statements and issuances of related letters to underwriters and consents.

(2)
Audit-related fees for 2003 and 2002 consisted principally of fees for audits of financial statements of certain employee benefit plans and other attestations. Additionally, audit-related fees for 2002 included fees for due diligence services.

(3)
Tax fees for 2003 and 2002 consisted principally of fees for international tax compliance and expatriate tax services. Additionally in 2003 and 2002, $0.3 million and $1.7 million, respectively, were billed for a tax project initiated by Yorkshire Global Restaurants, Inc. prior to its acquisition by the Company.

        In general, all services provided by, and associated fees paid to, the Company's independent auditors must be approved in advance by the Audit Committee. However, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit fees, audit-related fees and non-audit fees not prohibited by law to be performed by the Company's independent auditors and associated fees for any one service of up to $50,000, provided that the Chair shall report any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR APPROVAL OF THIS PROPOSAL

ITEM 4: SHAREHOLDER PROPOSAL
Relating to Smoke Free Facilities
(Item 4 on the Proxy Card)

What am I voting on?

        The Church of the Brethren Benefit Trust, Inc., Sisters of Mercy, Sisters of Loretto Investment Committee and School Sisters of Notre Dame Cooperative Fund have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponents upon request.

        WHEREAS, last year people in the United Kingdom were able to enjoy smokefree facilities in our company's 1,600 Pizza Hut outlets. In announcing the decision YUM! Brands noted surveys showing 80% of UK citizens support smoking being outlawed in public places. However, the Company says its U.S. data argues (without producing peer-reviewed evidence) that this would hinder sales. Despite such an alleged disparity between citizens in the U.K. and the U.S., our U.K. Operations Director, Brian Rimmer, said: "We strongly believe that families should be able to take time to have a leisurely meal in a restaurant without exposing their children to other people's smoke."

        —Millions of children visit our facilities. There they are often involuntarily exposed to environmental tobacco smoke (ETS). Annually ETS causes 150,000-300,000 lower respiratory infections (LRI), 7,500-15,000 hospitalizations for LRI, 400,000-1,000,000 attacks of asthma, 8,000-26,000 new cases of asthma, respiratory symptoms of irritation, middle ear effusion, and significant reduction in lung functions in children.

        —An October, 1997 National Cancer Institute study showed that blue-collar and service industry workers have the lowest rates of smoke-free workplaces. Food service operators had the lowest rates of all occupations surveyed—only 21% said their workplaces had a smoke-free policy in place. For employees in our restaurants, waiters and bartenders, lung cancer risks are 50% higher than for others because of second hand smoke (The Journal of the American Medical Association 10 [2003], 123-143]. "Restaurant waiters had about 1.5 times as great a likelihood of developing lung cancer as the general public" (NYT 7/28/93).

        —Given such data, it is not surprising that Brian Rimmer, of YUM! Brands UK said it is "important that our staff can work in a smokefree environment."

        —The tobacco industry settled a Class Action lawsuit in Florida between present and former flight attendants vs. their employees and the tobacco companies for diseases tied to ETS; such could easily happen with us, given the closed situations within which many of our employees work.

        —Despite unsubstantiated claims made by YUM! Brands' management in past proxy materials, peer-reviewed, scientific data shows that banning smoking in restaurants does not hurt business. (Tobacco Control 12 [2003],13). There simply is no peer-reviewed data supporting YUM! Brand's contention that there will be an adverse economic impact.

        RESOLVED: that, by January 1, 2005, YUM! Brands adopts as corporate policy for all its company-owned restaurants in the U.S.A. the same policy it has implemented for its Pizza Hut properties in the U.K. The proponents also ask the Company to consider ways of including the same policy in future franchise agreements.

Supporting Statement

        In the United Kingdom, citing children's protection and concern for our workers' health, YUM! Brands has made its Pizza Hut facilities smokefree. If this is good for children and our employees in the UK, it should be right for them here as well. If you agree, vote "yes" for this resolution.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the right to smoke?

        The right to smoke is a public policy issue that has received considerable debate over the years. All of our restaurants follow local and state non-smoking regulations. Our employees are strictly prohibited from smoking anywhere in the restaurant while on duty. Many of our restaurants have smoking and nonsmoking sections, especially in markets where a broad base of customers has expressed a preference for smoke-free facilities and we are not space-constrained.

Why does the Company oppose this proposal?

        In today's competitive quick service environment, consumers have many restaurant choices. If enacted, this proposal would place us at an unfair competitive disadvantage. By banning smoking only in our restaurants, it is likely some of our smoking customers would choose to frequent another establishment, resulting in lost sales and diminished shareholder value. Through membership in The National Council of Chain Restaurants, we are on record endorsing federal legislation that would prohibit or restrict smoking in all public facilities. This legislation would comprehensively cover all restaurants, bars and other public establishments, not just our restaurants, and would put us on an equal footing where we can compete on the basis of our value, quality and service.

        The same proposal requesting that we adopt a smoke-free policy was submitted at our 2002 and 2003 Annual Meetings. We opposed the proposal in both years, and shareholders overwhelmingly rejected the proposal in both years. After re-examining the actions that would be required by the proposal, we continue to believe that our adoption of a smoke-free policy is not in the Company's nor our shareholders' best interests.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 5: SHAREHOLDER PROPOSAL
Relating to a Sustainability Report
(Item 5 on the Proxy Card)

What am I voting on?

        Trillium Asset Management Corporation, Center for Reflection, Education and Action, Inc., United Church for Pension Management, United Church Foundation, Board of Pensions of the Evangelical Lutheran Church of America and Christian Brothers Investment Services, Inc. have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and the share ownership of the proponents upon request.

        Whereas the global economy presents corporations with the challenge of creating sustainable business relationships by participating in the sustainable development of communities in which they operate. The World Commission on Environment and Development defined sustainable development as "development which meets the needs of the present without compromising the ability of future generations to meet their own needs." (Our Common Future, 1987)

        We believe the ability of corporations to continue to provide goods/services in our interdependent world depends on their acceptability to the societies where they do business. Good corporate citizenship goes beyond the traditional functions of creating jobs and paying taxes, to include corporate practices designed to protect human rights, worker rights, land and the environment.

        According to Dow Jones Sustainability Group, sustainability includes: "Encouraging long lasting social well being in communities where they operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities and nongovernmental organizations) and responding to their specific and evolving needs thereby securing a long term "license to operate,' superior customer and employee loyalty and ultimately superior financial returns." (www.sustainability-index.com March 2000)

        Footwear and apparel companies accept their responsibility for working conditions and wages throughout their supply chain. The food service industry must accept its responsibility for sustainability throughout its supply chain, including the agricultural workers who pick the many products that are part of the food sold. Just as these workers through their labor, contribute to the sustainability of the company, so must YUM Brands accept its responsibility for the working conditions, wages and benefits of these workers. These workers then contribute to the sustainability of their home communities from which they come and where their families live.

        Concerned investors evaluate companies on their financial, environmental and social performance—- the triple bottom line. Some companies have published sustainability reports and are taking a long-term approach to creating shareholder value through embracing opportunities and managing risks derived from economic, environmental and social developments. We believe sustainability reporting should be included in our company's annual report.

        We believe corporate sustainability includes a commitment to pay a sustainable living wage to employees as a means to empowering sustainable economies. Workers need to have the purchasing power to meet their basic needs. We believe paying sustainable wages contributes to community development and employee loyalty to the company.

        The sustainability of corporations; we believe, is connected to the economic sustainability of their workers and the communities where corporations operate and sell products. Effective corporate policies can benefit both communities and corporations.

        Resolved: Shareholders request the Board of Directors to prepare at reasonable expense a sustainability report. A summary of the report should be provided to shareholders by October 2004.

Supporting Statement

        We believe the report should include:

1.
Yum Brand's operating definition of sustainability.

2.
A review of current Yum Brand policies and practices related to social, environmental and economic sustainability throughout the supply chain.

3.
A summary of long-term plans to integrate sustainability objectives throughout company operations.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the sustainability proposal?

        Yum is fully committed to ensuring that all of our facilities, whether in the U.S. or any other country, are operated legally, ethically, responsibly and in a manner that benefits the communities in which they are located. Our Worldwide Code of Conduct, summarized on our web site, under the "Community-Environment" section, guides our activities around the world. It commits us to act as an environmentally responsible corporate citizen, to provide a safe and healthy work environment, and to seek methods that are both socially responsible and economically sound. Factual information regarding our environmental record is disclosed on our web site under the "Community-Environment" section at www.yum.com. Our Worldwide Code of Conduct is disclosed on our website at www.yum.com/investors/governance.

        Our compensation policy and practice is to pay wages and benefits that are competitive in the respective communities in which we operate, to attract and retain quality employees. In each of the various countries in which we operate, our employees are paid wages that are at or above any applicable minimum wage standards.

        All of our suppliers are required to comply with the laws and regulations of the countries and localities in which they operate. To encourage compliance with all legal requirements and ethical business practices, Yum has established a supplier code of conduct summarized on our website at www.yum.com/community. Under the "Community-Supplier Code of Conduct" section, our U.S. suppliers are required to abide by all applicable laws, codes or regulations including, but not limited to, any local, state or federal laws regarding wages and benefits, workmen's compensation, working hours, equal opportunity, worker and product safety. Yum also expects that suppliers will conform their practices to the published standards for their industry. Suppliers are expected to conduct audits and inspections to insure compliance with Yum's Supplier Code of Conduct and applicable laws and regulations. Failure to observe the code of conduct may subject the supplier to disciplinary action, which could include termination of the supplier relationship.

        Yum continues to build upon our track record of leadership in this area. This year we played a lead role in the adoption of a state of the art supplier code of conduct by the National Council of Chain Restaurants ("NCCR"). This code serves as a model for all members of the NCCR.

        We are committed to enhancing the quality of life in the communities in which we operate. We provide financial support to many local, national and international non-profit organizations, and have implemented programs such as our Harvest Program, Pizza Hut's BOOK IT!, Taco Bell's TEENSupreme, and KFC's Colonel's Kids, to help build stronger families in the communities in which we operate. In addition, we train our 840,000 system employees four times a year on life skills. These life skills include (1) listening and responding to our customers, (2) empathy—asking the employee to put himself or herself in the customers' shoes, (3) exceeding customer expectations within reason, and (4) recovering from errors when necessary with urgency.

        Inclusion and diversity are business imperatives for us. Our commitment in this area is reflected in the diverse style and background of our workforce, and a Company culture that encourages ideas from everyone. Our Community Diversity Department assists in leveraging and promoting community involvement, along with franchise, supplier, and employment diversity, as essential ingredients in our continued growth. Our Supplier Diversity Initiative seeks to develop and facilitate strategic relationships with minority and women-owned business enterprises, advancing the economic strength of the communities where we do business.

Why does the Company oppose this proposal?

        We work hard to be a good corporate citizen and promote social, environmental and economic initiatives. We have been, and will continue to be, committed to upholding and abiding by all laws and regulations that govern our operations, wherever we operate. We are equally committed to ensuring that our suppliers abide by all laws and regulations that govern their business, wherever they operate. If it is brought to our attention that any supplier of Yum is in repeated violation of any employment law or regulation governing their business, and corrective action is not taken, the supplier would be subject to disciplinary action, which could include termination of the supplier relationship. Moreover, we will continue our commitment to treating all of our employees with dignity, fairness and respect, protecting the health and safety of our employees, protecting the environment, and enhancing the quality of life in the communities in which we operate.

        We believe that the proposed sustainability report and review is unnecessary and would not result in any additional benefit to our shareholders or employees. The proposed report would be costly and time-intensive, and is duplicative of many of our existing policies, initiatives and efforts. The same proposal requesting that the Board prepare a sustainability report was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders rejected it.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 6: SHAREHOLDER PROPOSAL
Relating to the MacBride Principles
(Item 6 on the Proxy Card)

What am I voting on?

        The Comptroller of the City of New York and the Minnesota State Board of Investment advised the Company that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and the share ownership of the proponents upon request.

WHEREAS, Yum Brands, Inc. has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

        1.    Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

        2.    Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

        3.    The banning of provocative religious or political emblems from the workplace.

        4.    All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

        5.    Layoff recall, and termination procedures should not in practice, favor particular religious groupings.

        6.    The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

        7.    The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

        8.    The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

        9.    The appointment of a senior management staff member to oversee the company/s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

        We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

        Implementation of the MacBride Principles by Yum Brands, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

        Please vote your proxy FOR these concerns.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the MacBride Principles?

        The Company supports efforts to eliminate employee discrimination and differences in compensation rates in the workplace between the Catholic and Protestant communities in Northern Ireland. Northern Ireland has adopted a series of legislative measures to address these issues, culminating in the Fair Employment & Treatment (NI) Order 1998. These legislative measures are wide-ranging and specifically designed to deter discrimination and provide remedies for those affected by discrimination.

        This legislation applies to all employers in Northern Ireland, including our franchise business. The MacBride principles, which date from the mid-1980's, precede this legislation and are no longer appropriate as a result of the legislation.

        The enforcement of the Fair Employment & Treatment (NI) Order 1998 is handled by the Equality Commission, a non-departmental government agency with extensive powers and resources. All remedies and complaints under that Order are handled by the Fair Employment Tribunal, an independent judicial tribunal with extensive powers to provide remedies to those affected by discrimination.

Why does the Company oppose this proposal?

        All 42 KFC stores in Northern Ireland are owned and operated by a single franchisee; there are no company-owned restaurants operating in Northern Ireland and the company does not have a subsidiary in Northern Ireland. Under its franchise agreement with KFC, the franchisee is required to comply with all applicable laws, regulations, rules, by-laws, orders and ordinances in the operation of its business, which would include the Fair Employment & Treatment (NI) Order 1998. As a result, the franchisee is required to implement fair and equal employment practices in accordance with this Order.

        For the above reasons, the Company continues to believe that it is not necessary or appropriate for the Company to seek to have its franchisee adopt the additional and overlapping obligations of the MacBride Principles. Furthermore, under the terms of the franchise agreement, the Company cannot require the franchisee to adopt these principles since they have no legal effect in Northern Ireland.

        This proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 7: SHAREHOLDER PROPOSAL
Relating to a Genetically Engineered Food Report
(Item 7 on the Proxy Card)

What am I voting on?

        The Sisters of Charity of the Incarnate Word have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponent upon request.

        RESOLVED: Shareholders request that our Board review the Company's policies for food products containing genetically engineered (GE) ingredients and report to shareholders within six months of the annual meeting. This report, developed at reasonable cost and omitting proprietary information, will

  •
  Identify the scope of the Company's food products derived from or containing GE ingredients;

  •
  Identify the environmental impacts of continued use of GE ingredients in food products sold or manufactured by the company;

  •
  Outline a contingency plan for sourcing non-GE food ingredients should circumstances so require.

        We urge that with this review, Yum! Brands address issues of competitive advantage and brand name loyalty in the marketplace.

SUPPORTING STATEMENT

        Indicators that genetically engineered food may be harmful to humans, animals, or the environment include:

        The United States Department of Agriculture reported (7/2003) that 21 percent of all farms growing Bt corn in ten midwestern states, equivalent to 26 percent of acreage, failed to comply with the Environmental Protection Agency's refuge requirements designed to prevent insect immunity to Bt toxin. We believe protection of insect susceptibility to Bt is in the public good.

        FDA does not assure the safety of GE products; it is the developer's responsibility to assure that the food is safe. The FDA lacks both the authority and the information to adequately evaluate the safety of GE foods. (Center for Science in the Public Interest, 1/2003).

        Fearing that pollen from corn not approved for human consumption may have spread to nearby fields of ordinary corn, the U.S. Department of Agriculture requested that 155 acres of Iowa corn uprooted and incinerated (9/2002); 500,000 bushels of soybeans in Nebraska were quarantined due to contamination by small amounts of a test pharmaceutical/industrial crop (11/2002).

        A report commissioned by the Pew Initiative on Food and Biotechnology (4/2003) casts doubt on the preparedness of the current post-market oversight program to achieve its traditional objectives, including the enforcement of regulatory restrictions and the detection and correction of unanticipated health or environmental problems.

        The glyphosate herbicide is used widely by farmers who plant genetically engineered glyphosate resistant crops. Indications are that weed resistance to glyphosate is increasing (Penn State College of Agricultural Sciences News 5/30/03).

        In December 2002, StarLink corn, not approved for human consumption, was detected in a U.S. corn shipment to Japan. StarLink was first discovered to have contaminated U.S. corn supplies in September 2000, triggering a recall of 300 products.

        Indicators of market resistance to GE-foods:

        A Pew Global Attitudes survey (6/2003) indicates that Western Europeans and Japanese overwhelmingly oppose GE-foods for health and environmental reasons. In the United States 55% are opposed according to this survey.

        Many of Europe's larger food retailers [J.Sainsbury (UK), Carrefour (France's largest retailer), Migros (Switzerland's largest food chain), Delhaize (Belgium), Marks and Spencer (UK), Superquinn (Ireland) and Effelunga (Italy)] have committed to removing GE ingredients from their store-brand products.

MANAGEMENT'S STATEMENT IN OPPOSITION

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS YOUR VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the request to review the Company's policies for food products containing GE ingredients?

        The Company is absolutely committed to serving safe, high quality products to its customers. At the Company's restaurants, A&W, KFC, Long John Silver's, Pizza Hut and Taco Bell, the customer's safety and confidence has always been and will continue to be the highest priority.

        The products served at the Company's restaurants are highly regulated by a number of governmental agencies in each country in which we operate. For example, the U.S. Food and Drug Administration (the "FDA") and the U.S. Department of Agriculture (the "USDA") are charged with monitoring the safety of products served to U.S. consumers and we believe we are in compliance with these rules and regulations. The Company believes it is in compliance with all applicable worldwide regulations. In addition, the Company requires that all of its suppliers comply with such regulations.

        Furthermore, the agencies which regulate food sold to U.S. consumers have not found any meaningful safety, health or environmental risks posed by genetically engineered food products grown in the U.S. The Company, nonetheless, has monitored and intends to continue to actively monitor developments in agricultural biotechnology. In addition, the Company has supported, and intends to continue its support of, initiatives of governmental agencies to ensure that food served at the Company's restaurants is safe for consumers.

        Based on the foregoing and in particular based upon the Company's commitment to adhere to all applicable governmental regulations, the Company believes that the production of the report requested by this shareholder proposal is unnecessary, inappropriate and would be a wasteful use of corporate resources and, therefore, is not in the best interests of the Company and its shareholders.

Why does the Company oppose the proposal?

        Requiring the Company to provide the requested report to shareholders would involve unnecessary and wasteful expenditures of time and resources and we believe would not add new information to the ongoing dialogue on this issue. Therefore, we believe that the production of the report is not in the best interests of the Company and its shareholders.

        All products sold at our restaurants, including those which may contain ingredients developed through biotechnology, are safe. Furthermore, biotechnology, applied as regulated by governmental agencies such as the FDA and USDA, can bring numerous benefits to society and the environment including the creation of more nutritious foods, the possibility of finding new ways to help feed the world and the reduction of the use of pesticides. We believe that our shareholders will be better served if governmental agencies such as the FDA and USDA monitor farmers and scientists to determine the safety of biotechnology-derived food ingredients for both human consumption and the environment while the Company keeps its focus on offering tasty and desirable restaurant meals for our customers that comply with applicable food safety regulations.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

Vote Required

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

ITEM 8: SHAREHOLDER PROPOSAL
Relating to an Animal Welfare Standards Report
(Item 8 on the Proxy Card)

What am I voting on?

        People for the Ethical Treatment of Animals and Jana Kohl have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponents upon request.

        In its Animal Welfare Guiding Principles, our company, Yum! Brands (Yum), states: "Yum Brands believes treating animals humanely and with care is a key part of our quality assurance efforts. This means animals should be free from mistreatment at all possible times from how they are raised and cared for to how they are transported and processed. Our goal is to only deal with suppliers who provide an environment that is free from cruelty, abuse and neglect."

        Yum's Web site states that "processing guidelines and audits are designed to manage and monitor each step of the process to determine whether the birds supplied to KFC are handled humanely and any suffering is minimized." Yum has hired an expert Animal Welfare Advisory Panel, including Drs. Temple Grandin and Ian Duncan, and Yum' s claims with regard to animal welfare are the most ambitious in the industry.

        However, our company continues to buy from suppliers engaged in cruelty to animals in complete contravention of our company's stated policies and at a grave risk to Yum's reputation. For example, current abusive practices include the following:

  •
  Processing methods that painfully dump and shackle live chickens, slaughtering many while still fully conscious

  •
  Breeding and drugging animals to grow so quickly that many can barely move by the time they are transported to slaughter and millions die before they can be slaughtered

  •
  Codifying a system that accepts painful cracks or ulcers on the feet of 30 percent of U.S.-raised chickens (more than 100 million birds each year) and millions more chickens suffering broken wings during the gathering process

        Furthermore, outside of the U.S. our company appears to have no animal welfare guidelines at all to cover the hundreds of millions of animals raised and killed for Yum restaurants each year despite the clear implication from the statements quoted above that all Yum animals are treated well. In fact, recent undercover investigations into KFC supplier slaughterhouses in India, the U.K., and Australia documented cruelty that horrified journalists for some of the largest media outlets in the world, as well as the public, and generated a headline read by an estimated 5 million Britons, "Distressed and Dying in a Cramped Shed... Nobody Does Chicken Like KFC" (Sunday Mirror, August 31, 2003).

        Resolved: Shareholders request that the Board of Directors issue a report to shareholders by October 2004, prepared at reasonable cost and omitting proprietary information, on the steps that Yum! Brands has taken and plans to take to ensure that our publicly stated goals (e.g., "to only deal with suppliers who provide environment that is free from cruelty, abuse and neglect") conform with our actual practices. Said report should analyze both practices and public perception of whether the practices are viewed by most of our customers as conforming to our laudable stated goal of humane treatment.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the review of the Company's Animal Welfare Standards?

        Yum! Brands is the owner of restaurant companies and, as such, does not own, raise, or transport animals. However, as a major purchaser of food products, we have the opportunity, and responsibility, to influence the way animals supplied to us are treated. We take that responsibility very seriously, and we are monitoring our suppliers on an ongoing basis to determine whether our suppliers are using humane procedures for caring for and handling animals they supply to us. As a consequence, it is our goal to only deal with suppliers who promise to maintain our standards and share our commitment to animal welfare.

        We have a track record of leadership in animal welfare. For example, we have developed the Yum! Brands Animal Welfare Guiding Principles and have established the Yum! Brands Animal Welfare Advisory Council to provide leadership in the animal welfare area and in our commitment to animal welfare.

        To help ensure that our suppliers meet our animal welfare objectives, we adopted the Yum! Brands Animal Welfare Guiding Principles and the KFC Poultry Welfare Guidelines (collectively the Guiding Principles). The Guiding Principles express our goal to deal with suppliers that are committed to the raising, transportation and slaughter of poultry in a manner that is free of cruelty, abuse and neglect.

        The Guiding Principles are applicable to all poultry suppliers across the United States. We are also looking into how these principles can be applied internationally.

        As stated in the Guiding Principles, the Company, together with its Animal Welfare Advisory Council, works with its suppliers to develop systems to monitor and assess the effectiveness of suppliers' poultry handling practices. Our program, which has been in place for several years, is growing in scope, and we have made significant progress in our program to monitor and assess the effectiveness of suppliers' handling practices. We operate in 106 countries, and we comply with all national, state and local laws and regulations regarding the handling of poultry in those countries.

Why does the Company oppose the proposal?

        Our commitment, leadership and results are well established, and recognized, within the industry. We work hard to be a good corporate citizen and are strong advocates of good animal handling practices. Our policies are designed to help to achieve humane treatment of animals. We have been, and will continue to be, committed to upholding and abiding by the principles we have set. We monitor our suppliers for compliance and have recently expanded our monitoring efforts. More information regarding our animal welfare program can be found on our website at www.yum.com/community/animal/welfare.htm. We believe that the proposed animal welfare report and review is unnecessary and would not result in any additional benefit to our shareholders or employees. The proposed report would be costly and time-intensive, and is duplicative of many of our existing policies, initiatives and efforts.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

        This table shows ownership information for each Yum shareholder known by our management to be the owner of 5% or more of Yum common stock. This information is presented as of December 31, 2003, and is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Southeastern Asset Management, Inc 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	30,685,123(1)	10.40%
Harris Associates L.P. Two North LaSalle St. Suite 500 Chicago, Illinois 60602	22,196,342(2)	7.55%

(1)
The filing indicates sole voting power for 15,002,123 shares, shared voting power for 12,298,000 shares, no voting power for 3,385,000 shares, sole dispositive power for 18,353,123 shares, shared dispositive power for 12,298,000 shares and no dispositive power for 34,000 shares.

(2)
The filing indicates sole voting power for zero shares, shared voting power for 22,196,342 shares, sole dispositive power for 9,215,342 shares and shared dispositive power for 12,981,000 shares.

How much Yum common stock is owned by our directors and executive officers?

        This table shows the beneficial ownership of Yum common stock as of December 31, 2003 by

  •
  each of our continuing directors and nominees for election as directors,

  •
  each of the executive officers named in the summary compensation table on page 36, and

  •
  all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table hold in excess of one percent of the outstanding Yum common stock, except for Mr. Novak who beneficially owns just over 1.0%. Directors and executive officers as a group beneficially own 3.23%. Our internal stock ownership guidelines call for the Chairman to own Yum common stock (or deferral plan units) with a value equal to 7.5 times current salary within five years and for other executive officers to own approximately 1 to 2.5 times current salary within five years following their appointment to their current position.

        The number of shares beneficially owned by each director and executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless we indicate otherwise, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

Name	Number of Shares Beneficially Owned(1)		Deferral Plans(2)	Total
David C. Novak	3,589,777	(3)(4)	587,029	4,176,806
James Dimon	617,203	(5)	19,704	636,907
Massimo Ferragamo	51,203		19,704	70,907
J. David Grissom	20,380		1,027	21,407
Bonnie G. Hill	3,682		5,050	8,732
Robert Holland, Jr.	27,779		9,128	36,907
Kenneth G. Langone	317,203		4,048	321,251
Andrall Pearson	1,552,949		0	1,552,949
Thomas M. Ryan	5,801		0	5,801
Jackie Trujillo	36,894	(6)	3,620	40,514
Robert J. Ulrich	17,203		19,849	37,052
Peter A. Bassi	884,999		0	884,999
Aylwin Lewis	606,252	(3)	52,652	658,904
David Deno	612,760		34,353	647,113
Emil J. Brolick	150,130	(3)	0	150,130
All Directors and Executive Officers as a Group (21 persons)	11,015,589	(3)	970,806	11,986,395

(1)
The amounts shown for Messrs. Pearson, Novak, Bassi, Lewis, Deno and Brolick, non-employee directors and the group of all directors and executive officers include beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options awarded under our employee/director incentive compensation plans:

	David C. Novak	Peter A. Bassi	Aylwin Lewis	David Deno	Emil Brolick	Non- Employee Directors	All Directors And Executive Officers as a Group
Shares which may be acquired within 60 days pursuant to stock options	3,556,191	872,884	606,218	601,222	150,130	1,328,303	9,594,415
(2)
These amounts reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Directors Deferred Compensation Plan or our Executive Income Deferral Plan. Amounts payable under these plans to the named executive officers and other executive officers may be paid in shares of Yum common stock at termination of employment or at a time prior to termination of employment if the executive so elected or in the case of a non-employee director, when the non-employee director leaves the Board. Also included with respect to each non-employee director are shares representing initial stock grants and committee chairperson fees.

In addition to the amounts reflected in this column, listed below are units denominated as common stock equivalents held in deferred compensation accounts which become payable at a time (a) other than at termination of employment or (b) more than 60 days from the date hereof. Pursuant to the rules of the SEC, these amounts may be included in the table.

Peter A. Bassi	Aylwin Lewis	Emil J. Brolick	All Directors and Executive Officers as a Group
103,312	10,178	43,509	377,553
(3)
These amounts include the following shares held pursuant to Yum's 401(k) Plan which will be subject to the voting direction of each named person at the annual meeting:

•
Mr. Novak, 14,225 shares

•
Mr. Bassi, 6 shares

•
Mr. Lewis, 23 shares

•
Mr. Deno, 11,538 shares

•
all directors and executive officers as a group, 27,475 shares.

(4)
This amount includes 220 shares held by Mr. Novak's spouse as custodian for their daughter and 132,000 options transferred to family members and family trusts.

(5)
This amount includes 12,000 shares held by Mr. Dimon's spouse as custodian for their minor children and 4,000 shares owned by Mr. Dimon's spouse.

(6)
This amount includes 6,000 shares, of which Ms. Trujillo disclaims beneficial ownership, held by the Harman Cafes Employee Profit Sharing Trust, of which Ms. Trujillo is a trustee, and 8,000 shares owned by Harman Management Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Yum common stock to file with the SEC reports of their ownership and changes in their ownership of Yum common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish Yum with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to Yum and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2003 except for one Form 4 filing for Gregg Dedrick, President and Chief Concept Officer of KFC U.S.A., which was inadvertently filed late reporting the sale of 1,328 shares of common stock of the Company through his 401(k) account.

EXECUTIVE COMPENSATION

        The following tables provide information on compensation and stock-based awards paid, earned or awarded for the years indicated by Yum to our Chief Executive Officer and our four other most highly compensated executive officers as of the end of our 2003 fiscal year in accordance with the rules of the SEC.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options/SARs (# Shares)(3)	LTIP* Payouts		All Other Compensation(5)
David C. Novak Chairman of the Board, Chief Executive Officer and President	2003 2002 2001	1,000,000 996,154 946,154	1,935,000 2,625,000 1,282,500	122,400 142,355 93,145	412,287 401,348 506,480	0 0 2,708,694	(4)	0 427,500 226,950
Peter A. Bassi President, YUM Restaurants International	2003 2002 2001	512,692 483,462 463,461	739,798 918,014 493,307	56,681 ** **	82,458 80,270 119,172	0 0 0		0 0 0
Aylwin Lewis President, Chief Multi-Branding and Operating Officer	2003 2002 2001	510,000 445,000 382,308	734,107 826,875 358,628	** ** **	103,073 155,586 119,172	0 0 0		137,812 47,817 42,831
David Deno Chief Financial Officer	2003 2002 2001	458,654 421,154 373,846	729,173 780,938 379,688	** ** **	82,458 99,100 107,256	0 0 0		0 0 0
Emil J. Brolick President and Chief Concept Officer, Taco Bell Corp.	2003 2002 2001	438,077 413,846 398,077	600,600 905,738 274,050	133,020 ** 74,139	103,073 80,270 119,172	0 0 0		180,914 91,350 0

*
Long-Term Incentive Plan.

**
Does not exceed reporting thresholds for perquisites and other personal benefits.

(1)
The amounts shown in the salary and bonus columns include compensation earned by Messrs. Novak, Bassi, Lewis, Deno and Brolick, including amounts deferred at their election. Bonuses are generally paid in the year following the year in which they are earned. All bonuses were determined pursuant to our Executive Incentive Compensation Plan.

(2)
This column includes the aggregate incremental cost to the Company of providing perquisites and personal benefits to the named executive officers for each of the last three years. In accordance with SEC rules, amounts totaling less than $50,000 have been omitted. The amounts reported in this column, which represent at least 25% of the total amount reported for each of year, are (a) for 2003: personal use of Company aircraft for Mr. Novak ($72,493), and Mr. Brolick ($89,536), Company car allowance for Messrs. Novak, Bassi and Brolick ($27,500); (b) for 2002: personal use of Company aircraft for Mr. Novak ($67,547) and Company car allowance for Messrs. Novak, Bassi and Brolick ($27,500); and (c) for 2001: personal use of Company aircraft for Mr. Novak

  ($25,114) and Mr. Brolick ($33,283), Company car allowance for Messrs. Novak, Bassi and Brolick ($27,500) and tax planning for Mr. Novak ($29,057). Executives received tax reimbursements in the following amounts during fiscal 2003, 2002, and 2001 respectively: Mr. Novak $6,518, $15,393, $6,474; Mr. Bassi $5,150, $3,676, $265; Mr. Lewis $281, $34, 0; Mr. Deno $285, $4,612, 0; and Mr. Brolick $8,078, $5,959, $5,899.

(3)
The stock options listed in this column were granted under our Long Term Incentive Plan. No stock appreciation rights were granted in 2001 through 2003. All grants are listed after consideration of the Company's 2:1 stock split which occurred in June 2001.

(4)
This amount reflects the cash payout on performance restricted stock units under the 1997 Long Term Incentive Plan. This performance restricted stock unit grant was awarded in 1997 following the spin-off of the Company from PepsiCo. The award was subject to the Company attaining a pre-determined pre-tax earnings threshold, and was intended to compensate Mr. Novak for the value of PepsiCo options forfeited at spin-off. After certifying attainment of the criteria, the Compensation Committee elected to make the payment to Mr. Novak in cash.

In addition, Mr. Novak was also awarded in 1997 a performance restricted stock unit grant payable in 2006 which is subject to the Company attaining a pre-determined pre-tax earnings threshold and also intended to compensate Mr. Novak for the value of PepsiCo options forfeited at spin-off. The target and maximum value of this award, if the performance threshold is attained, is $3,611,576.

(5)
These amounts represent preferential earnings on deferred compensation under the Executive Income Deferral Plan which is subject to forfeiture (as is the underlying deferred compensation) if the participant voluntarily terminates employment prior to the second anniversary of the deferral, except however in the case of a participant's retirement in which case the preferential earnings are earned on a pro rata basis if retirement occurs within one year of the deferral. If retirement occurs more than one year after the deferral, the participant receives the preferential earnings in accordance with the election filed by the participant.

Stock Option Grants

        The following table presents information with respect to stock option grants that were made during the fiscal year ended December 27, 2003 to Messrs. Novak, Bassi, Lewis, Deno and Brolick. All options granted in 2003 were non-qualified stock options, and no stock appreciation rights were granted in 2003.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (# Shares)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Grant Date Present Value($)(3)
David C. Novak	412,287	5.63	24.325	1/23/2013	3,824,745
Peter A. Bassi	82,458	1.13	24.325	1/23/2013	764,955
Aylwin Lewis	103,073	1.41	24.325	1/23/2013	956,198
David Deno	82,458	1.13	24.325	1/23/2013	764,955
Emil J. Brolick	103,073	1.41	24.325	1/23/2013	956,198

(1)
2003 option grants specified above become exercisable in 25% increments beginning January 23, 2004, except that (a) grants of 20,615 for Messrs. Lewis and Brolick become exercisable 4 years from the grant date and (b) Mr. Bassi's grants become exercisable as follows: 20,614 become exercisable one year from the grant date and 61,844 become exercisable two years from the grant date. The terms of each option grant provide that, if specified corporate control changes occur, all outstanding stock options become exercisable immediately.

(2)
The exercise price shown is the average of the high and low sales price of Yum's common stock on the date of grant.

(3)
We determined the grant date present values using the Black-Scholes option pricing model. The Black-Scholes present value per option was $9.2769. We used the following assumptions in calculating the Black-Scholes present value for each option:

•
options are assumed to be exercised on average at year six;

•
volatility is 33.7% based on the daily closing stock prices from October 7, 1997 to December 27, 2003 for Yum, and the monthly closing stock prices for the last six years for McDonald's Corporation and Wendy's International, Inc.;

•
the risk-free rate of return is 2.9701% based on the five-year zero coupon treasury average yield for January 2003; and

•
the dividend yield is 0%.

        We did not take any further discount to the resulting option value to give effect (1) to the fact that the options are not freely transferable or (2) to the potential forfeiture of the options, or (3) to the fact that we have stock ownership guidelines.

Stock Option Exercises and Holdings

        The following table presents information with respect to stock options exercised during the last fiscal year by Messrs. Novak, Bassi, Lewis, Deno and Brolick, as well as the status and current value of unexercised stock options held by them as of December 27, 2003. We have not granted any stock appreciation rights to Messrs. Novak, Bassi, Lewis, Deno or Brolick.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-The-Money Options at Fiscal Year-End
	Shares Acquired On Exercise (# Shares)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Novak	411,062	5,773,575	2,433,594(2)	2,534,017	$42,686,535	$39,166,313
Peter A. Bassi	72,894	1,418,382	604,264	400,390	11,012,756	5,993,917
Aylwin Lewis	25,388	445,305	403,646	430,273	7,145,641	5,497,715
David Deno	496	8,616	362,002	386,842	6,698,855	5,538,138
Emil J. Brolick	0	0	79,654	368,813	1,189,749	5,430,234

(1)
The value of in-the-money options is based on the $33.64 per share closing price of Yum common stock on December 26, 2003 (the last trading day prior to Yum's fiscal year-end), less the exercise price of the options.

(2)
The Compensation Committee of the Board of Directors amended a portion of these options in May of 1999 to permit 667,984 options to be transferred to family members and family trusts once they became exercisable.

Pension Plans

        We have adopted the Yum Retirement Plan and the Yum Pension Equalization Plan. The annual benefits payable under these plans to employees hired prior to October 1, 2001 who have five or more years of service at age 65 are equal to 3% of the employee's highest consecutive five-year average annual earnings multiplied by years of credited service up to ten years of credited service plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

        Under the Yum Retirement Plan and the Yum Pension Equalization Plan, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2003 for the following pay classifications and years of service are expected to be:

	Years of Service
Remuneration
	15	20	25	30	35
$700,000	242,098	276,130	310,163	344,195	378,228
$1,000,000	347,098	396,130	445,163	494,195	543,228
$1,250,000	434,598	496,130	557,663	619,195	680,728
$1,500,000	522,098	596,130	670,163	744,195	818,228
$1,750,000	609,589	696,130	782,663	869,195	955,728
$2,000,000	697,098	796,130	895,163	994,195	1,093,228
$2,250,000	784,598	896,130	1,007,663	1,119,195	1,230,728
$2,500,000	872,098	996,130	1,120,163	1,244,195	1,368,228
$2,750,000	959,598	1,096,130	1,232,663	1,369,195	1,505,728

        The years of credited service and covered compensation under the Yum Retirement Plan and Yum Pension Equalization Plan for Messrs. Novak, Bassi, Lewis, Deno and Brolick are as follows:

	David C. Novak	Peter A. Bassi	Aylwin Lewis	David Deno	Emil J. Brolick
Years of Credited Service	17	31	13	13	4
Covered Compensation	$2,697,747	$1,166,867	$887,881	$769,457	$910,007

Employment Agreements and Change in Control Agreements

        Change in Control Agreements.    Change in control severance agreements are in effect between Yum and certain key executives (including Messrs. Novak, Bassi, Lewis, Deno and Brolick). These agreements were effective as of July 21, 1998, and have been general obligations of Yum since that date, and provide, generally, that if, within two years subsequent to a change in control of Yum, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements), or if the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive a severance payment consisting of:

  •
  a proportionate bonus assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination, and

  •
  two times the sum of the Executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the company.

        If payments had been made at December 27, 2003, the total of such severance payments under the second item above (two times the sum of base salary and bonus for the preceding year) to each of our executives with change in control agreements would have been:

David C. Novak	$7,250,000
Peter A. Bassi	$2,866,028
Aylwin Lewis	$2,683,750
David Deno	$2,511,876
Emil J. Brolick	$2,689,140

        In addition, the agreements provide that in the event an executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, the executive may become entitled to receive an additional payment in an amount such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax had been imposed. The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change of control will not be entitled to receive any severance payments under the change in control severance agreements. In addition to such severance payments, we will also provide the executive with outplacement services for up to one year following termination.

Equity Compensation Plan Information

        The following table summarizes, as of December 27, 2003, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the 1999 Long Term Incentive Plan ("1999 Plan"), our 1997 Long Term Incentive Plan ("1997 Plan"), SharePower Plan and Restaurant General Manager Stock Option Plan ("RGM Plan").

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	42,231,642	(1)	$18.08(2)	19,738,111	(3)
Equity compensation plans not approved by security holders(4)	8,529,658		$21.85	3,328,676
Total	50,761,300	(1)	$18.77(2)	23,066,787	(3)

(1)
Includes 3,790,265 shares issuable in respect of restricted stock units, performance units and deferred units.

(2)
Excludes restricted stock units, performance units and deferred units referred to in footnote 1 above.

(3)
Includes 6,000,000 shares available for issuance of awards other than options, warrants or rights under the 1999 Plan.

(4)
Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

        The 1999 Plan provides for the issuance of up to 29,800,000 shares of stock as non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the 1999 Plan may not be less than the average market price of our stock on the date of the grant, and no options may have a term of more than ten years. The options that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. The 1999 Plan was approved by the shareholders in May 1999 and approved the plan as amended in 2003.

What are the key features of the 1997 Plan?

        The 1997 Plan provides for the issuance of up to 45,000,000 shares of stock. Effective January 1, 2002, only stock appreciation rights, restricted shares and performance restricted stock units may be issued under this plan. We intend to utilize this plan with respect to payouts on shares from our deferral plans where the deferral payout is subject to a risk of forfeiture. Prior to December 31, 2001, we utilized this plan to make stock option awards similar to the stock option awards described in the 1999 Plan description above and to make two restricted performance unit awards to Mr. Novak, our Chairman and Chief Executive Officer. This plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from Pepsico on October 6, 1997.

What are the key features of the SharePower Plan?

        The SharePower Plan provides for the issuance of up to 14,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options. Only our employees are eligible to receive awards under the SharePower Plan, except that our executive officers may not receive awards under this plan. The SharePower Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the SharePower Plan may not be less than the average market value of our stock on the date of the grant and no option may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year period beginning on the date of grant. The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

        The RGM Plan provides for the issuance of up to 15,000,000 shares of common stock at a price equal to or greater than the average market price of our stock on the date of grant. The RGM Plan allows us to award non-qualified stock options. Only our employees are eligible to receive awards under the RGM Plan, except that our executive officers may not receive awards under this plan. The purpose of the RGM Plan is (i) to give restaurant general managers ("RGMs") the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of Yum's other shareholders, (iii) to emphasize that the RGM is Yum's #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, over two-thirds of the awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Compensation Committee of the Board of Directors and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the Company is referring you to information that has been previously filed with the Securities and Exchange Commission and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this proxy statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

What are the basic principles of our executive compensation programs?

        The Compensation Committee is responsible for assisting the Board of Directors in monitoring the Company's compensation arrangements with a view to ensuring that the Company continues to attract and retain highly qualified management through competitive compensation programs, and encouraging extraordinary results through incentive awards. The Compensation Committee establishes basic principles related to the compensation programs of the Company and provides oversight for compensation programs for senior executive officers. The principles include building a strong relationship between shareholder return and executive compensation. Particular emphasis is placed on share ownership for senior executives and middle management. In addition, the Compensation Committee places a high emphasis on incentive compensation, in particular long-term incentives, and providing an overall level of remuneration which is competitive and reflective of performance.

What are the components of our executive compensation program?

        In administering senior executive officer compensation, the Compensation Committee has established a compensation program tailored for the restaurant industry that is designed to reward superior performance. The Compensation Committee implemented this program when the Company was founded in 1997 and has retained its key features in subsequent years. For 2003, the Compensation Committee believes that this program continues to be the best means to encourage superior performance. The Compensation Committee's objective is to establish a program which aligns the interests of shareholders and executives. As such, the Compensation Committee has established stock ownership guidelines for the 600 most senior executives and managers. The guidelines vary from around 7.5 times salary to 0.2 times salary and assume that affected employees will meet or exceed the guidelines within five years of being appointed to their position. The Company's long-term stock option program is focused on attracting, retaining and motivating the best executives in the industry. Through year-end 2003, all executive officers are on or above trend to meet the ownership guidelines. Over 99% of all other senior executives and managers are also on or above trend.

        Senior Human Resources management of the Company present proposals and recommendations on senior executive officer compensation to the Compensation Committee for their review and evaluation. To establish compensation targets, the Compensation Committee uses data provided by the Company which is obtained from outside independent consultants. The data reflect compensation practices of premier companies from the restaurant, service, consumer goods, and retail sectors (the "comparator group") who participate in widely distributed surveys. The Compensation Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. Base pay is targeted at the median level for the comparator group. Annual incentive compensation targets are targeted at the 75th percentile for the comparator group. Long-term incentives are targeted at the median for executives and managers who are achieving their ownership guideline. Companies in the comparator group may be included in the S&P Restaurants Index used in the performance graph included in this Proxy Statement; however, the comparator group is not made up exclusively of companies used in that index. As the Company recruits senior executives from outside the restaurant industry and retains executives against offers from outside the restaurant industry, the Compensation Committee believes that the broad-based comparator group is a more appropriate basis for comparison.

How are executive officers compensated?

Base Salaries

        The Compensation Committee approved the Company's executive compensation salary structure for 2003. Base salaries were established around a targeted pay level for each position. Each position's salary range is established based on the median level of base compensation for similar positions in the survey data. The 2003 increases to base salaries were set within a prescribed salary range based on an assessment of factors including individual performance, responsibilities and experience. This assessment is not subject to weightings or formulas.

Annual Cash Incentives

        The Company established the Executive Incentive Compensation Plan ("EICP") to motivate the attainment of annual performance objectives. The performance requirement under the EICP is based upon attainment of a pre-established earnings per share ("EPS") target (adjusted for certain nonrecurring events). No payment is made if a minimum EPS target is not met. Once the EPS target is achieved, the participant is eligible to receive an overall maximum incentive award attributable to the level of EPS attained. The Compensation Committee has discretion to decrease (but not increase) the amount payable. Pursuant to the terms of the EICP, the Compensation Committee certified results against performance objectives and approved annual incentive awards.

        In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Compensation Committee reviews actual performance against consolidated or relevant operating company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. The restaurant company goals and objectives for executive officers in 2003 included profit objectives, same store sales growth, restaurant development, customer satisfaction and growth objectives. Profit objectives are derived through various assumptions including an appropriate return on invested capital. For each objective, no payment is made if performance fails to meet the minimum level for that objective. Actual performance is measured relative to these levels for each objective in order to determine a percentage. This percentage and each participant's individual performance percentage are applied to each participant's predetermined target incentive amount in determining a participant's actual incentive award which may not exceed the overall maximum. Depending on actual operating company and individual performance, the percentage can range from 0 to 300% of the target incentive amount. This same formula is applied to determine incentive awards of eligible non-executive officers; however, each operating company also has financial targets based on one or more of the following measures: system sales growth, profit, same store sales growth, restaurant development, customer satisfaction, and growth objectives.

        In keeping with the Company's emphasis on executive stock ownership, executives have the opportunity to defer all or a portion of their annual incentives into phantom shares of Yum common stock at a discount; however, to receive payment of these shares, participating executives must continue employment with the Company for two years following the deferral or meet certain retirement or disability criteria.

Long-Term Incentives

        The Company provides long-term incentives through the Company's Long Term Incentive Plans ("LTIP"). The Compensation Committee believes that stock ownership by executive and middle management is essential for aligning management's interest with that of shareholders.

        Under the LTIP, the Compensation Committee provides long-term incentive awards in the form of stock options and, from time to time, restricted shares. Stock options are the primary long-term incentive of the Company. The number of options granted to each executive officer is related to the market data for his or her job and the performance of the executive. For executive officers these grants were based on the individual's anticipated achievement of their stock ownership guidelines, responsibilities, performance, and future potential. Each option was granted at not less than the fair market value of the underlying Yum common stock on the date of grant. For 2003, each regular grant of an option vests at a rate of 25% per year and has a term of ten years. From time to time, Chairman award stock option grants are made to selected employees in addition to the market based grant in recognition of superlative performance and having an extraordinary impact on business results. These stock options may vest after four years or 25% per year.

How is the chief executive officer compensated?

        For 2003, Mr. Novak's annual salary was set at $1 million, which was the same salary rate he received in 2002. Based on a comparison with other firms in the comparator group, Mr. Novak's salary could have been raised in order to maintain it at the median for the survey group; however, at Mr. Novak's request, his salary was not increased for 2003.

        Mr. Novak's 2003 stock option grant is reflective of market data for the Chairman and Chief Executive Officer position, as well as individual performance results.

        Mr. Novak was awarded an annual incentive of $1,935,000 for 2003. This award reflected the amount payable under the EICP as a result of Yum's attainment of the Compensation Committee's pre-established EPS target for 2003, as modified by the Compensation Committee (as described above under Annual Cash Incentives) to reflect other Yum and individual performance factors. The Yum performance factors related to pre-established EPS, systems sales growth, restaurant development and customer satisfaction objectives. The Committee determined that Yum performance in the areas of EPS, restaurant development and customer satisfaction objectives exceeded pre-established targets. The individual pre-established performance factors considered by the Committee related to Yum's 2003 EPS, building growth drivers (including multibrand execution and Europe development), and people management. The Compensation Committee determined that performance in the areas of EPS, multibrand execution and people management were attained or exceeded. The Committee determined that Mr. Novak's individual performance was at a level producing an individual performance factor that was above target. The Committee noted that Mr. Novak elected to defer 100% of his 2003 annual incentive into phantom shares of Yum common stock under the Company's deferral program. Under the Company's deferral program, an executive is permitted to acquire phantom shares at a 25% discount (these shares are forfeited if the executive voluntarily leaves the Company within two years of the date the annual incentive is awarded). This deferral resulted in Mr. Novak receiving 74,869 phantom shares. Mr. Novak will forfeit these shares if he voluntarily leaves the Company before January 27, 2006. The Committee noted that over the last six years Mr. Novak has accumulated 587,029 phantom shares from the deferral of his annual incentives and that these phantom shares have a value in excess of $20 million as of December 31, 2003. These deferred annual incentives are payable only in Yum common stock and are not payable until Mr. Novak leaves the Company.

How does Internal Revenue Code Section 162(m) affect our executive compensation?

        Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Compensation Committee believes the EICP and LTIP satisfy the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

        For 2003, the annual salary paid to Mr. Novak and the other named executive officers were in each case one million dollars or less. The 2003 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible. To the extent any of the named executive officers defer their annual incentives into phantom shares of Yum common stock at a discount, the annual incentives are no longer qualified under Section 162(m); however, they will be deductible when paid, since they will be paid after each executive's retirement or termination of employment or when the executive is no longer a named executive officer. The stock option awards made under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million dollar limit. Due to the Company's focus on performance-based compensation plans and the deferral of compensation by certain executive officers, the Compensation Committee expects to continue to qualify most compensation paid to the named executive officers as tax deductible.

Summary

        The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 2003 were competitive and appropriate, and serve shareholders' long-term interests.

Who prepared this report?

        This report has been furnished by the members of the Compensation Committee:

•Robert J. Ulrich, Chair	•Kenneth G. Langone
•Massimo Ferragamo	•Thomas L. Ryan

STOCK PERFORMANCE GRAPH

        This graph compares the cumulative total return of our common stock to the cumulative total return of the S&P 500 Stock Index and the S&P Restaurants Index for the period from December 24, 1998, to December 26, 2003, the last trading day of our fiscal year. The graph assumes that the value of the investment in our common stock and each index was $100 at December 24, 1998 and that all dividends were reinvested. The companies included in the S&P Restaurants Index in addition to Yum were as follows: McDonald's Corporation, Wendy's International, Inc., Darden Restaurants, Inc. and Starbucks Corporation.

	December 24, 1998	December 23, 1999	December 29, 2000	December 28, 2001	December 27, 2002	December 26, 2003
Yum	100	80	69	103	101	141
S & P 500	100	119	108	95	71	89
S & P Restaurants	100	103	92	83	61	89

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

        The members of the Audit Committee are J. David Grissom, Chair, James Dimon, Bonnie Hill and Robert Holland, Jr. In 2003, Sidney Kohl was a member and Chair of the Committee. Mr. Kohl has attained the retirement age for directors and is not standing for re-election. Effective as of January 28, 2004, the Board appointed Mr. Grissom Chair of the Committee. Jackie Trujillo was also a member of the Committee in 2003, but left the Committee in March 2004 after the Board determined that she was not independent under the NYSE rules.

        The Board of Directors has determined that each member of the Committee is "independent" within the meaning of the applicable rules of both the NYSE and the SEC. The Board of Directors has also determined that each member of the Committee is financially literate and that J. David Grissom has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. In addition, the Board determined that J. David Grissom is an "audit committee financial expert" within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

        The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee's responsibilities are set forth in this charter, which was amended and restated effective March 20, 2003. The charter is available on our website at www.yum.com/investors/governance.

What are the responsibilities of the Audit Committee?

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's internal audit function and independent auditors. The Committee has sole authority over the selection of the Company's independent auditors and manages the Company's relationship with its independent auditors (who report directly to the Committee). The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

        The Committee met 14 times during 2003. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings include, whenever appropriate, private sessions with the Company's independent auditors and with the Company's internal auditors, in each case without the presence of the Company's management, as well as executive sessions consisting of only Committee members.

        The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

        What matters have members of the Audit Committee discussed with management and the independent auditors?

        As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements prior to their issuance. During 2003, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and written disclosures from KPMG LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence.

        Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2003?

        Based on the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Board of Directors, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 for filing with the SEC.

Who prepared this report?

        This report has been furnished by the members of the Audit Committee:

J. David Grissom, Chairperson	Bonnie Hill*
James Dimon	Robert Holland, Jr.
Sidney Kohl	Jackie Trujillo

*
Ms. Hill was appointed to the Committee in January 2004.

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor for a fee estimated to be $11,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

        Yum shareholders with shares registered directly in their name may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience and to reduce annual report printing and mailing costs.

        To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

        To elect this option, go to website www.amstock.com, click on Shareholder Account Access, log-in and locate the option to Receive Company Mailing via E-Mail. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

        If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing, or by e-mailing our Transfer Agent, American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038; www.amstock.com. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company.

        Note: You may also access Yum! Brands' Annual Report electronically by logging on to www.yum.com/investors/annualreport.htm. Both PDF and on-line interactive versions are available at this site.

What is "Householding" of proxy materials?

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, Kentucky 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investors@yum.com.

May I propose actions for consideration at next year's annual meeting of shareholders or nominate individuals to serve as directors?

        Shareholder Proposals.    Shareholders who intend to present proposals for consideration at the 2005 Annual Meeting of Shareholders, and who wish to have their proposals included in Yum's proxy statement and proxy card for that meeting, must be certain that their proposals are received by our corporate secretary at our principal executive offices in Louisville, Kentucky on or before November 27, 2004. Proposals should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. All proposals must also comply with the applicable requirements of the federal securities laws and our Bylaws in order to be included in the proxy statement and proxy card for the 2005 Annual Meeting.

        In order for a shareholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by our corporate secretary no later than February 21, 2005, and shall contain such information as required under Yum's Bylaws.

        Nominations for Director Candidates.    Shareholders may propose director candidates for consideration by the Nominating Committee of our Board of Directors. In addition, our Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2005 Annual Meeting, a shareholder must notify Yum's Secretary no later than February 21, 2005. The notice must meet all other requirements contained in our Bylaws.

        Bylaw Provisions.    You may contact Yum's Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

EXHIBIT A

YUM! BRANDS, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN

SECTION 1
GENERAL

1.1.    Purpose. The purpose of the Yum! Brands, Inc. Executive Incentive Plan (the "Plan") is to promote the interests of Yum! Brands, Inc. (the "Company" or "Yum") and its shareholders by (i) motivating executives, by means of performance-related incentives, to achieve financial goals; (ii) attracting and retaining executives of outstanding ability; (iii) strengthening the Company's capability to develop, maintain and direct a competent executive staff; (iv) providing annual incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling executives to participate in the growth and financial success of the Company.

1.2.    Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3.    Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

SECTION 2
AWARDS

2.1.    Grant Of Awards.

        (a)    For any Performance Period, the Committee shall determine and designate those Eligible Employees (if any) who shall be granted Awards for the period, and shall establish, with respect to each Award, (i) a Target Amount, expressed as a percentage of the recipient's base salary for such Performance Period; (ii) the performance goal(s) for the Performance Period with respect to the Award; (iii) the payments to be earned with respect to various levels of achievement of the performance goal(s) for the Performance Period; and (iv) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. For any Performance Period for which Awards are granted, the Committee shall create the Award Schedule, and the determinations required for Awards intended to be Performance-Compensation shall be made at the time necessary to comply with such requirements. The grant of an Award to any Eligible Employee for any Performance Period shall not bestow upon such Eligible Employee the right to receive an Award for any other Performance Period.

        (b)    The performance goal(s) to be established with respect to the grant of any Awards shall be based upon on any one or more of the following measures: cash flow, earnings per share, return on operating assets, return on equity, operating profit, net income, revenue growth, shareholder return, gross margin management, market share improvement, market value added, restaurant development, customer satisfaction or economic value added. Such goals may be particular to a line of business, Subsidiary, or other unit or may be based on the Company generally.

2.2.    Determination Of Award Amount. Payment with respect to Awards for each Participant for a Performance Period shall be determined in accordance with the Award Schedule established by the Committee, subject to the following:

        (a)    Prior to the payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify the attainment of the performance goal(s) and any other material terms.

        (b)    In the sole discretion of the Committee, the Award for each Participant may be limited to the Participant's Target Amount multiplied by the percent attainment (determined in accordance with the applicable Award Schedule), subject to the following:

  (i)
  Subject to Section 3 and the provisions of this subsection 2.2, the Committee may adjust such Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period.

  (ii)
  The Committee shall have the discretion to adjust performance goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that, to the extent required by the requirements applicable to Performance-Based Compensation, any Award designated as intended to satisfy the requirements for Performance-Based Compensation may not be adjusted under this paragraph (b) or otherwise in a manner that increases the value of such Award. Except as otherwise provided by the Committee, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase such Awards.

        (c)    Notwithstanding any other provision of the Plan, in no event will a Participant become eligible for payment for an Award for any calendar year in excess of $6,000,000.

        (d)    No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan.

2.3.    Payment Of Awards. The amount earned with respect to any Award shall be paid in cash at such time as is determined by the Committee. If a Participant to whom an Award has been made dies prior to the payment of the Award, such payment shall be delivered to the Participant's legal representative or to such other person or persons as shall be determined by the Committee. The Company shall have the right to deduct from all amounts payable under the Plan any taxes required by law to be withheld with respect thereto; provided, however, that to the extent provided by the Committee, any payment under the Plan may be deferred and to the extent deferred, may be credited with an interest or earnings factor as determined by the Committee.

2.4.    Termination Of Employment. Except to the extent otherwise provided by the Committee, if a Participant's Date of Termination with respect to any Award occurs prior to the last day of the Performance Period for the Award, then, except in the case of death, disability or normal retirement (determined in accordance with the qualified retirement plans of the Company) or except as provided in Section 3, the Participant shall forfeit the Award.

SECTION 3
CHANGE IN CONTROL
BENEFITS ON CHANGE IN CONTROL.

        Within ten (10) business days following the occurrence of a Change in Control (as defined in the Yum! Brands, Inc. Long Term Incentive Plan), each individual who has been granted an annual incentive award pursuant to the Plan shall be paid an amount equal to (I) to the greater of (A) the participant's target award for the period in which the Change in Control occurs and (B) the award the participant would have earned for such period, assuming continued achievement of the relevant performance goals at the rate achieved as of the date of the Change in Control, multiplied by (II) a fraction the numerator of which is the number of days in the performance period which have elapsed as of the Change in Control, and the denominator of which is the number of days in the performance period. Any former participant in the Plan who was granted an annual incentive award pursuant to the Plan for the period in which the Change in Control occurs and whose employment with the Company was involuntarily terminated (other than for cause) during a Potential Change in Control (as defined in the Yum! Brands, Inc. Long Term Incentive Plan) and within one year preceding the occurrence of a Change in Control shall likewise be paid the amount of such annual incentive award as if Yum had fully achieved the applicable performance target(s) for the performance period in which the Change in Control occurs.

SECTION 4
MISCELLANEOUS

4.1.    Transferability. Any payment to which a Participant may be entitled under the Plan shall be free from the control or interference of any creditor of such Participant and shall not be subject to attachment or susceptible of anticipation or alienation. The interest of a Participant shall not be transferable except by will or the laws of descent and distribution.

4.2.    No Right To Participate; Employment. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any Eligible Employee any right to be designated as a Participant under the Plan. Further, nothing contained in the Plan, nor any action by the Committee or any other person hereunder, shall be deemed to confer upon any Eligible Employee any right of continued employment with the Company or any Subsidiary or Affiliate or to limit or diminish in any way the right of the Company or any Subsidiary or Affiliate to terminate his or her employment at any time with or without cause.

4.3.    Nonexclusivity Of The Plan. This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Plan, including, without limitation, any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, insurance or other incentive plan.

SECTION 5
COMMITTEE

5.1.    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this subsection 5.1. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board.

5.2.    Powers Of Committee. The Committee's administration of the Plan shall be subject to the following:

        (a)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of payment with respect to the Awards, to establish the terms, conditions, performance goals, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

        (b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        (c)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

        (d)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

5.3.    Delegation By Committee. Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or Committee, the Committee's authority with respect to matters concerning Participants below the Partners Council or Executive Officer level is delegated to the Chief Executive Officer and the Chief People Officer of the Company.

5.4.    Information To Be Furnished To Committee. The Company, the Subsidiaries, and the Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, the Subsidiaries, and the Affiliates as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6
AMENDMENT AND TERMINATION

        Except as otherwise provided in Section 3, the Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board.

SECTION 7
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply for purposes of the Plan:

        (a)    "Affiliate" means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

        (b)    "Award" with respect to a Performance Period means a right to receive cash payments that are contingent on the achievement of performance goals determined in accordance with Section 2.

        (c)    "Award Schedule" means the schedule created by the Committee for any Performance Period that sets forth the performance goals and the amounts (or the formula for determining the amounts) of any payments earned pursuant to the Awards granted for that period.

        (d)    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act of 1934, as amended from time to time, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

        (e)    "Board" means the Board of Directors of the Company.

        (f)    A Participant's "Date of Termination" with respect to any Award shall be the first day occurring on or after the Grant Date for the Award on which the Participant is not employed by the Company, any

Subsidiary, or any Affiliate, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or an Affiliate, between a Subsidiary and an Affiliate, or between two Subsidiaries or Affiliates; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company, a Subsidiary, or an Affiliate approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary or Affiliate (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary or Affiliate, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

        (g)    "Eligible Employee" means any member of the Partners Council or other member of senior management of the Company.

        (h)    "Grant Date" with respect to any Award for any Participant means the date on which the Award is granted to the Participant in accordance with subsection 2.1.

        (i)    "Participant" means an Eligible Employee who is selected by the Committee to receive one or more Awards under the Plan.

        (j)    "Performance-Based Compensation" means amounts satisfying the applicable requirements imposed by section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, with respect to that term.

        (k)    "Performance Period" with respect to any Award means the period over which achievement of performance goals is to be measured, as established by the Committee at or prior to the Grant Date of the Award.

        (l)    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act of 1934, as amended, as modified and used in Section 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (m)    "Subsidiary" means any corporation partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

        (n)    "Target Amount" means the percentage of a Participant's base salary for a Performance Period as established by the Committee pursuant to subsection 2.1.

[YUM! LOGO]

YUM! BRANDS, INC.
ANNUAL MEETING

May 20, 2004
9:00 AM
YUM! Brands, Inc.
Yum! Conference Center
1900 Colonel Sanders Lane
Louisville, Kentucky 40213

ADMISSION TICKET

        YUM! BRANDS' 2004 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVING TIME) ON THURSDAY, MAY 20, 2004, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders' Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

        Please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

(PLEASE DETACH PROXY CARD AT PERFORATION)

YUM! BRANDS, INC.
[YUM! LOGO]
This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Christian L. Campbell, John P. Daly and Matthew M. Preston, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 20, 2004 or any adjournment thereof.

NOMINEES FOR DIRECTOR:

        Class I: Robert Holland, Jr., David C. Novak, and Jackie Trujillo

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

This Proxy when properly executed will be voted as directed; if no direction is indicated, it will be voted as follows:

  FOR the election of all nominees for director;
  FOR the approval of the proposal to approve the Executive Incentive Compensation Plan;
  FOR the ratification of independent auditors;
  AGAINST Items 4, 5, 6, 7 and 8 (Shareholders' Proposals).

        This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

(CONTINUED, and To Be Signed and Dated, on the REVERSE SIDE)

SEE REVERSE SIDE

[YUM! LOGO]	ADMISSION TICKET Your vote is important. Please vote immediately.
YUM! BRANDS, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL— Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Yum! Brands, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
If you are voting by Internet or telephone, please DO NOT mail your proxy card.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

YUM! BRANDS, INC.
The Board of Directors recommends a vote FOR items 1, 2 and 3 and AGAINST items 4, 5, 6, 7 and 8
1.	Election of Directors (01) Robert Holland, Jr. (02) David C. Novak (03) Jackie Trujillo (Page 14 of Proxy)	For All ☐	Withhold All ☐	For All Except	To withhold authority to vote for any particular nominee, mark "For All Except" and write the nominee's number on the line below.

Vote On Proposals		For	Against	Abstain			For	Against	Abstain

2.	Approval of the Proposal to Approve the Company's Executive Incentive Compensation Plan (Page 18 of Proxy)	☐	☐	☐	6.	Shareholder proposal relating to the MacBride Principles (Page 26 of Proxy)	☐	☐	☐

3.	Ratification of Independent Auditors (Page 20 of Proxy)	☐	☐	☐	7.	Shareholder proposal relating to a Genetically Engineered Food Report (Page 28 of Proxy)	☐	☐	☐

4.	Shareholder proposal relating to Smoke -Free Facilities (Page 21 of Proxy)	☐	☐	☐	8.	Shareholder proposal relating to an Animal Welfare Standards Report (Page 31 of Proxy)	☐	☐	☐

5.	Shareholder proposal relating to a Sustainability Report (Page 23 of Proxy)	☐	☐	☐

NOTE: Please sign exactly as the name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE MEETING
GOVERNANCE OF THE COMPANY
ITEM 1: ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
ITEM 2: APPROVAL OF THE PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE INCENTIVE COMPENSATION PLAN (Item 2 on the Proxy Card)
ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS (Item 3 on the Proxy Card)
ITEM 4: SHAREHOLDER PROPOSAL Relating to Smoke Free Facilities (Item 4 on the Proxy Card)
MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL
ITEM 5: SHAREHOLDER PROPOSAL Relating to a Sustainability Report (Item 5 on the Proxy Card)
ITEM 6: SHAREHOLDER PROPOSAL Relating to the MacBride Principles (Item 6 on the Proxy Card)
SUPPORTING STATEMENT
MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL
ITEM 7: SHAREHOLDER PROPOSAL Relating to a Genetically Engineered Food Report (Item 7 on the Proxy Card)
SUPPORTING STATEMENT
MANAGEMENT'S STATEMENT IN OPPOSITION
ITEM 8: SHAREHOLDER PROPOSAL Relating to an Animal Welfare Standards Report (Item 8 on the Proxy Card)
STOCK OWNERSHIP INFORMATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
ADDITIONAL INFORMATION
  EXHIBIT A
YUM! BRANDS, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN
SECTION 1 GENERAL
SECTION 2 AWARDS
SECTION 3 CHANGE IN CONTROL BENEFITS ON CHANGE IN CONTROL.
SECTION 4 MISCELLANEOUS
SECTION 5 COMMITTEE
SECTION 6 AMENDMENT AND TERMINATION
SECTION 7 DEFINED TERMS